SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 14, 2000
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                          American Pacific Corporation
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             (Exact name of registrant as specified in its charter)


     Delaware                     1-8137               59-6490478
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(State or other jurisdiction      (Commission         (IRS Employer
   of incorporation)              File Number)     Identification No.)

         3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (702) 735-2200
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                                      N/A
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.
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         1. On March 22,  2000  American  Pacific  Corporation  issued the press release annexed as an exhibit hereto, which is incorporated herein by reference.

2. At its Annual Meeting of Stockholders held on March 14, 2000, the stockholders of American Pacific Corporation voted on the election of Class C Directors to serve on the Company's Board of Directors for a term expiring in 2003 and on two non-binding stockholder proposals.

         With respect to the election of directors, approximately 74.8% of the Company's Common Stock present and voting were voted in favor of the election of each of the nominees proposed by the Company's Board of Directors. There were no other nominees. The Company's Certificate of Incorporation and By-laws provide that the affirmative vote of the holders of at least 80% of the shares of the Company's Common Stock present and voting is required to elect directors. The Company's Certificate of Incorporation and By-laws further provide that in the absence of such vote, the incumbent directors in the class to be filled by the election (in this case, Fred D. Gibson, Jr., Berlyn D. Miller, Victor M. Rosenzweig and Dean M. Willard) will remain in office until the next Annual Meeting of Stockholders at which time two classes of nominees will stand for election. The other directors whose term of office also continued after the meeting are as follows: Eugene A. Cafiero, John R. Gibson, David N. Keys, Thomas
A. Turner, Jan H. Loeb, Norval F. Pohl, C. Keith Rooker and Jane L. Williams.

         The votes for the nominees for director at the meeting were as follows:


     Nominee               Number of Votes For       Number of Votes Withheld
     -------               -------------------       ------------------------

Fred D. Gibson, Jr.             5,109,799                  1,722,203
Berlyn D. Miller                5,109,824                  1,722,178
Victor M. Rosenzweig            5,109,724                  1,722,278
Dean M. Willard                 5,109,734                  1,722,268

                  The first non-binding stockholder proposal was to amend the Company's Certificate of Incorporation to eliminate the 80% vote requirement referred to above. This proposal was defeated, with 2,353,547 shares (approximately 44.4% of the Company's Common Stock present and voting) being voted for the proposal and 2,915,063 shares being voted against the proposal. There were 32,547 abstentions and 1,530,845 broker non-votes on this proposal.


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                  The second non-binding stockholder proposal was to rescind the
Company's Shareholder Rights Plan and to refrain from adopting such a plan in the future without stockholder approval. This proposal was adopted, with 2,949,963 shares (approximately 55.6% of the Company's Common Stock present and voting) being voted for the proposal and 2,318,631 shares being voted against the proposal. There were 32,563 abstentions and 1,530,845 broker non- votes on this proposal.

Exhibits
--------

         Exhibit 99 - Press Release dated March 22, 2000.

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                                    SIGNATURE
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         American Pacific Corporation



Dated: March 23,2000                     By:   /s/ David N. Keys
                                            -------------------------------
                                         Name:  David N. Keys
                                         Title: Executive Vice President
                                                 and Chief Financial Officer


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